                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       CHILDTIME LEARNING CENTERS, INC.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

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

                        CHILDTIME LEARNING CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 14, 1996

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Childtime Learning Centers, Inc. (the "Company") will be held at Tam O'Shanter Country Club, 5051 Orchard Lake Road, W. Bloomfield, MI 48325, on August 14, 1996, at 10:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

          (1) The election of two directors to serve until the 1999 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified.

          (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on July 1, 1996 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and the accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended March 29, 1996 accompanies this Notice.

                                          By Order of the Board of Directors

                                          MICHAEL M. YEAGER
                                          Secretary

Farmington Hills, Michigan
July 15, 1996

                        CHILDTIME LEARNING CENTERS, INC.
                       38345 WEST 10 MILE ROAD, SUITE 100
                        FARMINGTON HILLS, MICHIGAN 48335
                           -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 14, 1996

GENERAL INFORMATION

     The Annual Meeting of Shareholders of Childtime Learning Centers, Inc. (the "Company") will be held at Tam O'Shanter Country Club, 5051 Orchard Lake Road,
W. Bloomfield, MI 48325, on August 14, 1996, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is July 15, 1996.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers, and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

     All references in this Proxy Statement to "fiscal 1996" are references to the Company's fiscal year ended March 29, 1996. Unless otherwise stated, references to the "Company" mean Childtime Learning Centers, Inc. and its wholly-owned subsidiary, Childtime Childcare, Inc.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only holders of record of shares of the Company's Common Stock, no par value (the "Common Stock"), at the close of business on July 1, 1996 (the "Record Date") are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On the Record Date, there were issued and outstanding 5,227,811 shares of the Common Stock.

     As of the Record Date, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock were Childcare Associates, KD Partners II and George A. Kellner. Reference is made to the table (and, in particular, note 5 to such table) set forth under the caption "Election of Directors" for the number of shares and percentage of the Company's outstanding Common Stock beneficially owned by Childcare Associates, KD Partners II and George A. Kellner.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that James W. Geisz and Jason K. Feld be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 1999, and in each case, until his successor is elected and qualified.

     The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The two nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, and with respect to each executive officer of the Company named in the Summary Compensation Table below:

                                                                                          PERCENTAGE OF
                                                                      SHARES OF         OUTSTANDING SHARES
                                                                     COMMON STOCK        OF THE COMPANY'S
                                             POSITIONS AND          OF THE COMPANY         COMMON STOCK
        NAME AND YEAR                       OFFICES WITH THE         BENEFICIALLY          BENEFICIALLY
         FIRST BECAME                      COMPANY AND OTHER         OWNED AS OF           OWNED AS OF
        A DIRECTOR(1)          AGE       PRINCIPAL OCCUPATIONS    THE RECORD DATE(2)     THE RECORD DATE
- ------------------------------ ---    ----------------------------------------------    ------------------
                             DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS
Milton H. Dresner (1995)(3)... 70     President of
                                      Highland Companies,
                                      (Southfield, Michigan)......          1,000                 *
Jason K. Feld (1996).......... 42     Principal Research
                                      Specialist
                                      at the University of
                                      Arizona,
                                      (Tucson, Arizona)...........              0               0.0%
James W. Geisz (1995)(4)...... 43     General Partner of
                                      TGV Partners,
                                      (Los Angeles, California)...        183,436               3.5
Benjamin R. Jacobson (1996)... 51     Managing Partner
                                      of Jacobson Partners,
                                      (New York, New York)........              0               0.0
George A. Kellner (1995)(5)... 52     Chairman of the Board
                                      of the Company and
                                      Managing Partner of
                                      Kellner, DiLeo & Co.,
                                      (New York, New York)........      2,865,000              54.6
Harold A. Lewis (1995)........ 50     President and Chief
                                      Executive Officer of
                                      the Company.................        162,000               3.1
Leonard C. Tylka (1995)(6).... 49     Controller of KD Equities
                                      (New York, New York)........              0               0.0
                                         OTHER EXECUTIVE OFFICERS
Michael M. Yeager.................................................         36,000                 *
Deborah D. Ludwig.................................................         13,250                 *
William H. VanHuis................................................         10,750                 *
Taylor V. Ward....................................................          6,250                 *
All directors and executive officers as a group (11 persons)......      3,277,686              62.7%

- -------------------------
 *  Less than 1%.

(1) All addresses are care of Childtime Learning Centers, Inc., 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Does not include options to purchase shares of Common Stock which are not exercisable within 60 days after the Record Date.

(3) Mr. Dresner is a minority investor in Childcare Associates. Mr. Dresner disclaims beneficial ownership in the shares of Common Stock owned by such shareholder.

(4) Includes all of the shares of Common Stock owned by GCC Partners, Ltd. Mr. Geisz is a general partner of such shareholder.

(5) Includes 2,427,373 shares of Common Stock owned by Childcare Associates and 437,627 shares of Common Stock owned by KDPartners II. Mr. Kellner is the managing partner of Childcare Associates and the managing partner of KD Special Situations Partners, the investment general partner of KD Partners
    II. The address for Childcare Associates is c/o KD Equities, 900 Third Avenue, 10th Floor, New York, New York 10022, and the address for KD Partners II is c/o Ansbacher (Cayman) Limited, Jeannette Street, P.O. Box 887, Georgetown, Grand Cayman, Cayman Islands, British West Indies. Does not include shares beneficially owned by GCC Partners, Ltd. or Harold A. Lewis. Pursuant to the Shareholders Agreement described in the paragraph immediately following these notes, GCC Partners, Ltd. has agreed to vote its shares in the same manner as the majority of the shares owned by Childcare Associates and KD Partners II are voted, which voting arrangement will remain in effect until February 1997. Pursuant to a voting agreement, Mr. Lewis has agreed to vote his shares as directed by Mr. Kellner for the five-year period ending on February 6, 2001 or, if sooner, until Childcare Associates and KD Partners II beneficially own, in the aggregate, less than 25% of the then outstanding shares of Common Stock.

(6) Mr. Tylka is a minority investor in Childcare Associates. Mr. Tylka disclaims beneficial ownership of the shares of Common Stock owned by such shareholder.

     The Company is a party to a shareholders agreement (the "Shareholders Agreement") with Childcare Associates, KD Partners II, GCC Partners, Ltd. ("GCC Partners"), Leonard B. Tessler and James W. Geisz, the general partners of GCC Partners (collectively the "Holders"). Pursuant to the Shareholders Agreement, until February 1997 Childcare Associates and KD Partners II (the "KD Holders") will be entitled to designate a majority of the nominees to the Board of Directors of the Company so long as they collectively hold at least 25% of the outstanding Common Stock (on a fully diluted basis). In addition, GCC Partners will be entitled to designate one nominee to the Board of Directors so long as it or any permitted transferees continue to own at least 2% of such outstanding Common Stock. The Shareholders Agreement requires the Holders to vote for such nominees and not to vote in favor of the removal of any director nominated by another Holder, unless such removal is for cause. The members of the Board of Directors nominated by the KD Holders are Messrs. Kellner, Tylka, Lewis, Dresner, Jacobson and Feld. The member of the Board of Directors nominated by GCC Partners is Mr. Geisz.

OTHER INFORMATION RELATING TO DIRECTORS AND NOMINEES

     The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

     Milton H. Dresner has been a director of Childtime Childcare, Inc. since November 1993. Mr. Dresner is a real estate developer and private investor with his principal offices in Southfield, Michigan. Mr. Dresner also serves as a director of Avatar Holdings, Inc., a real estate development company located in Coral Gables, Florida; Flagship Federal Savings, located in San Diego, California; and Hudson General Corporation, an aviation services company located in Great Neck, New York.

     Jason K. Feld has been a research scientist at the University of Arizona since 1987 specializing in the field of early childhood development and education. In addition, since 1987, Dr. Feld has been a director and vice president of ATI, a private, Tucson, Arizona based corporation which conducts national research in child development and education and provides multi-media and educational products and services.

     James W. Geisz has been a director of Childtime Childcare, Inc. since June 1992. Since April 1990, Mr. Geisz has been primarily engaged as a general partner of TGV Partners, a Los Angeles based investment partnership focusing on leveraged buyouts. In addition, in November 1992, Mr. Geisz became the general counsel of Empire Kosher Poultry, Inc., a kosher food manufacturer located in Mifflintown, Pennsylvania.

     Benjamin R. Jacobson has been the managing general partner of Jacobson Partners, a New York City based investment banking partnership since 1989. Mr. Jacobson also serves as Chairman of the Board of the YMCA of Greater New York and is a member of the Board of Trustees of Union College.

     George A. Kellner has been a director and Chairman of the Board of Childtime Childcare, Inc. since July 1990. Mr. Kellner is Managing Partner of Kellner, DiLeo & Co., a private New York City based partnership specializing in merger arbitrage and a member firm of the New York and American Stock Exchanges. He is also Managing Partner of KD Equities, a private equity investment firm located in New York City. Mr. Kellner is a Trustee of Milton Academy, Trinity College, Phoenix House, and a Member of the Advisory Council of the Department of Economics at Princeton University.

     Harold A. Lewis has been the President and Chief Executive Officer and a director of Childtime Childcare, Inc. since August 1991. From 1990 to 1991, he was Chief Operating Officer International Operations of U.S. Travel Systems, Inc., a national, multi-unit travel company headquartered in Rockville, Maryland.

     Leonard C. Tylka has been a director of Childtime Childcare, Inc. since November 1990. Since 1987, Mr. Tylka, a certified public accountant, has served as the controller of KD Equities, a private equity investment firm located in New York City.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES AND COMPENSATION OF DIRECTORS

     The Board of Directors held two meetings during fiscal 1996. Except for Mr. Lewis, who missed one Board meeting, each of the directors attended 100% of the meetings of the Board of Directors and the committees of the Board of Directors on which they serve, during the periods in which they were members of the Board or of such committees.

     The Board of Directors of the Company currently has an Audit Committee and a Compensation Committee. The Board of Directors does not have a separate nominating committee.

     The Company established a Compensation Committee in January 1996. The duties of the Compensation Committee include recommending to the entire Board of Directors of the Company the compensation arrangements for senior management and directors of the Company and administration of the 1995 Stock Incentive Plan For Key Employees. During fiscal 1996, the Compensation Committee held one meeting. The members of the Compensation Committee are Milton H. Dresner, James W. Geisz, George A. Kellner and Benjamin R. Jacobson.

     The Company established an Audit Committee in January 1996. The duties of the Audit Committee include reviewing the services provided by the Company's independent auditors, consulting with such auditors on audits and proposed audits and reviewing the need for internal auditing procedures and the adequacy of internal controls. During fiscal 1996, the Audit Committee did not hold any meetings. The members of the Audit Committee are James W. Geisz, George A. Kellner and Leonard C. Tylka.

     The current standard arrangement for compensation of directors is as follows: officers of the Company who are directors do not receive any additional compensation for services as a director. Directors who are not employees of the Company receive directors' fees of $6,000 per year, $500 for each Board meeting attended and $250 for each Committee meeting attended. Such directors are also participants in the Company's Director Stock Option Plan. Pursuant to such plan, upon consummation of the initial public offering of the Company's Common Stock, Messrs. Kellner, Tylka, Dresner and Geisz were each automatically granted an option to purchase 2,500 shares of Common Stock at an exercise price of $11. Messrs. Jacobson and Feld were automatically granted an option to purchase 2,500 shares of Common Stock upon their appointment to the Board of Directors on February 9, 1996, at an exercise price of $12.50.

                     II. COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal year ended March 29, 1996 and March 31, 1995 concerning the compensation of the Company's Chief Executive Officer and four of the Company's most highly compensated executive officers whose annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                               ANNUAL COMPENSATION                        COMPENSATION
                                  ----------------------------------------------   --------------------------
                                  FISCAL                          OTHER ANNUAL     OPTIONS       ALL OTHER
       NAME AND POSITION           YEAR     SALARY    BONUS(1)   COMPENSATION(2)   (SHARES)   COMPENSATION(3)
- --------------------------------  ------   --------   --------   ---------------   --------   ---------------
Harold A. Lewis.................   1996    $190,000   $167,702       --             24,000        $ 2,476
  President and Chief              1995     180,000    191,708       --              --             1,661
  Executive Officer
Michael M. Yeager...............   1996    $ 96,000   $ 69,111       $ 6,211         6,750        $ 1,133
  Chief Financial Officer,         1995      91,000     78,758         6,211         --               858
  Secretary and Treasurer
Deborah D. Ludwig...............   1996    $ 76,500   $ 40,158       --              5,000        $   937
  Vice President                   1995      73,500     45,955       --              --               822
  -- Eastern Region
Taylor V. Ward..................   1996    $ 60,000   $ 37,965       $ 4,800         5,000        $   698
  Vice President                   1995      55,000     43,585         5,200         --               578
  -- Western Region
William H. VanHuis..............   1996    $ 67,000   $ 39,061       --              5,000        $   714
  Vice President                   1995      64,250     44,772       --              --               612
  -- Marketing

- -------------------------
(1) Includes the bonus accrued in the year indicated, which was paid in the following year.

(2) Includes reimbursement of expenses related to use of personal automobiles.

(3) Includes premiums paid in connection with life insurance policies and contributions made by the Company to the Company's 401(k) plan.

OPTION GRANTS IN FISCAL 1996

     The following table provides details regarding stock options granted to the executive officers named in the above Summary Compensation Table in the last fiscal year.

                                                                                                   POTENTIAL
                                                                                                  REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                      INDIVIDUAL GRANTS                         ANNUAL RATES OF
                                  ---------------------------------------------------------       STOCK PRICE
                                                   % OF TOTAL                                  APPRECIATION FOR
                                  NUMBER OF     OPTIONS GRANTED     EXERCISE                       TERM (2)
                                   OPTIONS      TO EMPLOYEES IN     PRICE PER    EXPIRATION    -----------------
             NAME                 GRANTED(1)      FISCAL YEAR         SHARE         DATE         5%        10%
- -------------------------------   ----------    ----------------    ---------    ----------    ------    -------
Harold A. Lewis................     24,000            36.9%          $ 11.00       2/02/02     89,785    203,692
Michael M. Yeager..............      6,750            10.4             11.00       2/02/02     25,252     57,288
Deborah D. Ludwig..............      5,000             7.7             11.00       2/02/02     18,705     42,436
Taylor V. Ward.................      5,000             7.7             11.00       2/02/02     18,705     42,436
William H. VanHuis.............      5,000             7.7             11.00       2/02/02     18,705     42,436

- -------------------------
(1) The indicated stock options vest at a rate of 33% per year, beginning on the first anniversary of the date of the grant and have a term of six years (subject to full accelerated vesting upon any entity or person, other than Childcare Associates or KD Equities, acquiring beneficial ownership of more than 50% of the Company's outstanding voting stock). All rights to exercise such stock options terminate upon the termination of such optionees employment, except that the optionee may exercise that portion of the stock option which has become fully vested on the date the optionee's employment is terminated.

(2) In accordance with SEC rules, these columns show gains that might exist for the option over the life of the option, a period of six years. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the named executive officers will be zero. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Of course, actual gains, if any, on stock option exercises and stock accruals are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved. A 5% or 10% annually compounded increase in the Company's stock price from the date of grant to the end of the six-year option term would result in stock prices of $14.74 and $19.49 per share, respectively.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options exercised during the fiscal year ended March 29, 1996 by the executive officers named in the above Summary Compensation Table, as well as the value of unexercised options held by such persons on March 29, 1996 as measured in terms of the closing price of the Common Stock on that date as quoted on the NASDAQ National Market System ($9.06 per share).

                                 SHARES                                                   VALUE OF UNEXERCISED
                                ACQUIRED                    NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                  UPON        VALUE      OPTIONS AT FISCAL YEAR-END            AT 3/29/96
            NAME                EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- -----------------------------   ---------    --------    ---------------------------    -------------------------
Harold A. Lewis..............      --           --                 0/24,000                    --
Michael M. Yeager............      --           --                 0/ 6,750                    --
Deborah D. Ludwig............      --           --                 0/ 5,000                    --
Taylor V. Ward...............      --           --                 0/ 5,000                    --
William H. VanHuis...........      --           --                 0/ 5,000                    --

SENIOR EXECUTIVE BONUS ARRANGEMENTS

     The executive officers named above in the Summary Compensation Table (the "Officers") received bonuses during 1996 (which are reflected in the Summary Compensation Table) under various incentive bonus arrangements offered by the Company.

     Standard Incentive Plan. Each of the Officers participated in the Company's Standard Incentive Plan. With respect to fiscal 1996, each Officer received a bonus upon the Company's reaching a predetermined target performance level (the "EBITDA Target") based on the Company's earnings before interest expense, income taxes, depreciation and amortization, as adjusted ("EBITDA"). If EBITDA for the fiscal year had been below 90% of the EBITDA Target, the Officers would have received no bonus under the Standard Incentive Plan. If EBITDA for a fiscal year had been between 90% and 100% of the EBITDA Target, the Officers would have received a pro rata portion of the bonus based on the excess of fiscal 1996's EBITDA over 90% of the EBITDA Target, up to 100%, at which point the bonus was fully earned.

     Incentive Bonus Pool. Each of the Officers also participated in the Company's Incentive Bonus Pool and received a bonus as a result of the Company's fiscal 1996 EBITDA exceeding that year's EBITDA Target by specified amounts (see "Compensation Committee Report on Executive Compensation -- Bonuses").

     Senior Management Subscription Agreement Bonus. Mr. Lewis, Mr. Yeager, Ms. Ludwig and Mr. VanHuis also participate in a bonus arrangement pursuant to the terms of the Senior Management Subscription Agreements to which the Company and each of them is a party (the "Subscription Agreements"). Pursuant to the Subscription Agreements, the Officers purchased shares of Common Stock, at a per share price of $2.00, as follows: Harold A. Lewis -- 160,000 shares; Michael M. Yeager -- 30,000 shares;

Deborah D. Ludwig -- 10,000 shares and William H. VanHuis -- 5,000 shares. Each of the other Officers, except Mr. Lewis, made an initial cash payment of 50% of the purchase price with the remaining 50% payable to the Company, together with interest at the rate of 8% per annum, over a five-year period. The outstanding balance of such purchase price is secured by 50% of the Officer's stock and is subject to repayment pursuant to the Company's Senior Management Subscription Agreement Bonus program. Mr. Lewis purchased his shares under each of his Subscription Agreements by making an initial cash payment of 25% of the purchase price and delivering two promissory notes to the Company for the balance. These notes are secured by 75% of his shares and are repayable, together with interest at the rate of 8% per annum, over a five-year period. As of the beginning of fiscal 1996, only Mr. Lewis had, with regard to any of the notes issued under the Subscription Agreements, an aggregate outstanding balance in excess of $60,000. During the fiscal year ended March 29, 1996, the maximum aggregate principal balance outstanding under his notes to the Company was $112,000, with $42,667 owed at the end of fiscal 1996.

     Under the Senior Management Subscription Agreement Bonus, the Company pays an annual bonus equal to the amount of the annual principal and interest payments due under the note executed by the respective executive pursuant to such Subscription Agreements. These bonuses are paid if the Company (i) repays during such year all amounts due under its outstanding indebtedness in accordance with the terms of the applicable loan agreements and (ii) achieves 90% of the EBITDA Target for that fiscal year. If these earning targets are not met for a particular year, participating executives receive a bonus payment equal to the annual interest payable on the note.

EMPLOYMENT AGREEMENT

     The Company entered into an Employment Agreement with Mr. Lewis in fiscal 1996. Under this agreement, the Company will employ Mr. Lewis for an initial two year employment term, which term of employment will renew automatically every two years thereafter until terminated by the Company or Mr. Lewis. The Employment Agreement provides for a minimum base salary of $190,000 to be reviewed annually by the Company's Board of Directors, and participation in various management bonus incentive arrangements. The Employment Agreement also provides for, among other things, Mr. Lewis' participation in the Company's 1995 Stock Incentive Plan for Key Employees and certain medical, death, disability and other benefits available to the Company's senior management. The Employment Agreement may be terminated by the Company upon the death of Mr. Lewis, upon his permanent disability or with or without cause. If Mr. Lewis' employment is terminated without cause, he will be entitled to receive the greater of (a) one-year of salary or (b) the remainder of his salary to be paid during the current employment term, and in either case, benefits and a pro-rata portion of his bonus for the fiscal year in which such termination occurs. If Mr. Lewis is terminated within six months after a change in control (as defined in the Employment Agreement), including a constructive termination within such six-month period, Mr. Lewis will be entitled to receive two-years of salary, benefits and a pro-rata portion of his bonus for the fiscal year in which such termination occurs. During the term of the agreement and for a period of 12 months thereafter (9 months in the event Mr. Lewis' employment is terminated without cause), Mr. Lewis will be subject to noncompetition and nonsolicitation restrictions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All the members of the Compensation Committee are non-employee directors of the Company. The Compensation Committee currently consists of Messrs. Dresner, Geisz, Kellner and Jacobson.

     On July 9, 1990, Childtime Childcare, Inc. entered into separate consulting service agreements (the "Consulting Agreements") with TGV Partners ("TGV") and KD Equities, affiliates of James W. Geisz and George A. Kellner, two of the Company's directors, respectively. The Consulting Agreements required TGV and KD Equities to provide, in consideration of an annual consulting fee, certain consulting services to the Company relating to the management and direction of the Company, including the negotiation of the sale and leaseback of various assets of the Company and any refinancing of indebtedness incurred in connection with the acquisition of Gerber Children's Centers. The Consulting Agreements were terminated, each pursuant to a

Termination Agreement dated as of November 18, 1995, effective February 1996. During fiscal 1996, the Company paid under the Consulting Agreements $61,387 to TGV and $143,236 to KD Equities.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General

     The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that will attract and retain qualified executives for the Company and provide them with incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries, incentive bonuses and by granting stock options. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's executives.

     Because the Compensation Committee was not established until January 1996, most of the compensation decisions for fiscal 1996 were made by Mr. George Kellner, the Company's Chairman of the Board, after receiving recommendations from Mr. Harold Lewis, the Company's President and Chief Executive Officer.

     Salaries

     The Compensation Committee's policy is to provide salaries that are generally competitive with those of comparable officers in comparably sized companies in the child care and other industries. The Committee relies heavily on the recommendations of the Company's Chief Executive Officer as well as its members' own subjective judgments in setting individual salary levels.

     In making his recommendations with regard to the fiscal 1996 salaries for the executive officers, the Chief Executive Officer generally utilized a range of 3%-6% for establishing salary increases or a higher percentage if he deemed it necessary to provide a generally competitive salary for a particular officer. The Chief Executive Officer's salary was established by the Chairman of the Board in accordance with Mr. Lewis' employment agreement with the Company and the Chairman's subjective view of his individual performance and contributions to the overall performance of the Company.

     Bonuses

     The Compensation Committee's policy is that a significant portion of the executive's total compensation should be tied to incentive bonus plans. As a result, the compensation of the Company's executive officers is directly related to the overall financial and operating performance of the Company.

     During fiscal 1996, each of the executive officers of the Company participated in certain bonus pools which were predicated upon meeting certain operating cash flow levels. In light of management's extensive efforts in connection with the Company's successful initial public offering, the Compensation Committee approved a total incentive bonus pool for fiscal 1996 of $300,000, which was approximately $50,000 higher than the formula amount calculated from operating cash flows actually realized.

     The allocation of the incentive bonus pool amounts among the officers was determined by the Chief Executive Officer and approved by the Chairman of the Board. The portion allocated to the Chief Executive Officer was determined by the Chairman of the Board and equalled 41%, which was the same percentage allocated in prior years to Mr. Lewis and reflected, in part, the desire to provide total cash compensation to Mr. Lewis which was generally competitive in the market. The Chief Executive Officer's allocation among the other officers was based on his subjective view of various factors, including his perception of the relative contribution made by each of the officers to the Company's overall performance and the need to provide generally competitive cash compensation to each officer. The determination was not based on specific objectives and no specific weight was given to any of the factors considered.

     Certain executives also participated in a Senior Management Subscription Agreement bonus arrangement whereby a bonus is earned equal to the amount of the annual principal and interest payments due under a note executed by the respective executive pursuant to such Subscription Agreements. Such bonuses required that the Company reach 90% of its budgeted cash flow and amounted to $54,000 in fiscal 1996. Because the amount of bonus payable to each officer, including the Chief Executive Officer, during any fiscal year is based entirely on the principal and interest due that year under such officer's subscription notes, there is no decision to be made as to the amount of, or the entitlement to, this bonus.

  Stock Options

     The Committee's policy is to award stock options to the Company's officers and other key employees in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Committee's policy has been to grant options with a term of up to ten years (three year pro rata vesting) and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. Such options will, therefore, only have value if the price of the underlying shares increases.

     Options were granted by the Compensation Committee to executive officers (including Mr. Lewis) based upon the recommendation of the Chief Executive Officer. In making his recommendations, the Chief Executive Officer subjectively considered certain factors, including his perception of individual performance, the individuals' contribution to the overall performance of the Company and the anticipated value of the executive's contribution to the Company's future performance, as well as the need to retain executives. The determination was not based on specific objectives and no specific weight was given to any of the factors considered.

                                          By the Compensation Committee

                                          George A. Kellner, Chairman
                                          Milton H. Dresner
                                          James W. Geisz
                                          Benjamin R. Jacobson

PERFORMANCE GRAPH

     The following line graph compares for the fiscal year ended March 29, 1996
(i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the NASDAQ Stock Market-US Index, and with (iii) the cumulative total return of the NASDAQ Stock Market-US Index and with a selected peer group consisting of KinderCare Learning Centers, Inc. and Children's Discovery Centers, Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG CHILDTIME LEARNING CENTERS, INC.,
               THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

                            CHILDTIME
                            LEARNING                   NASDAQ
   MEASUREMENT PERIOD       CENTERS,                    STOCK
  (FISCAL YEAR COVERED)       INC.      PEER GROUP   MARKET-US
2/02/96                            100          100          100
2/29/96                            106           97          103
3/29/96                             82           98          103

CERTAIN TRANSACTIONS

     Senior Management Subscription Agreements. For information concerning these transactions and the related loans to executive officers, see "Senior Executive Bonus Arrangements -- Senior Management Subscription Agreement Bonus" above.

     Shareholder Consulting Agreements. For information concerning these transactions, see "Compensation Committee Interlocks and Insider Participation" above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended

March 29, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                III. SUMMARY OF CHILDTIME LEARNING CENTERS, INC.
                  1995 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES

     In connection with the initial public offering of the Company's Common Stock, the Board of Directors of the Company adopted, and the shareholders approved the Childtime Learning Centers, Inc. 1995 Stock Incentive Plan for Key Employees (the "Plan"). Under the Plan, stock options and restricted stock relating to shares of Common Stock may be granted to key employees of the Company or any corporation in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock (each, a "Subsidiary"). A maximum of 300,000 shares of Common Stock are subject to the Plan.

     The Board of Directors believes that the Plan allows the Company to provide key employees of the Company with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, to join the interests of key employees with the interests of the shareholders of the Company and to facilitate attracting and retaining key employees of exceptional ability. The Plan could, however, have an "anti-takeover" effect, particularly with regard to the award of restricted stock which generally will require no payment from the employee.

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     THE MAJOR FEATURES OF THE PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE PLAN, A COPY OF WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1 AND MAY BE OBTAINED FROM THE COMPANY OR THE SEC. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN THEM IN THE PLAN.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is comprised of persons who meet the standards of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule and the regulations thereunder. Currently, the Committee is composed of Messrs. Dresner, Geisz, Kellner and Jacobson.

     Subject to the provisions of the Plan, the Committee will determine, from those eligible to be participants under the Plan, the persons to be granted stock options and restricted stock, the amount of stock or rights to be optioned or granted to each such person and the terms and conditions of any stock options and restricted stock. In addition, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration, all subject to the provisions of the Plan.

PLAN PARTICIPANTS

     The selection of persons who are eligible to participate in the Plan and grants and awards to those individuals are determined by the Committee, in its sole discretion. The only established criterion to determine eligibility under the Plan is that individuals must be key employees (including officers and directors who are also key employees) of the Company or any Subsidiary. Each grant or award under the Plan is to be evidenced by a written agreement which will contain such provisions as may be approved by the Committee.

SHARES SUBJECT TO GRANT OR AWARD

     The maximum number of shares of Common Stock with respect to which stock options may be granted or which may be awarded as restricted stock under the Plan is 300,000 shares. No employee may receive options, restricted stock or any combination thereof for more than 300,000 shares of Common Stock over the term of the Plan, and no Incentive Option may be granted under the Plan to any one participant which would result in the aggregate fair market value of underlying stock with respect to which Incentive Options are exercisable for the first time by such participant during any calendar year under any plan maintained by the Company (or any parent or Subsidiary corporation of the Company) exceeding $100,000. For purposes of the Plan, an "Incentive Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code. The number of shares subject to each outstanding stock option or restricted stock award, the option price with respect to outstanding stock options, the aggregate number of shares remaining available under the Plan and the 300,000 share per-employee limitation are subject to adjustment by the Committee to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company. No fractional shares will be issued pursuant to the Plan. If a stock option expires or terminates for any reason without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, will again become available for the grant of stock options or the award of restricted stock under the Plan, unless the Plan has been terminated.

AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may terminate or amend the Plan at any time, provided that, except as described under the caption "Shares Subject to Grant or Award" set forth above, (a) the Board may not, without shareholder approval, (i) amend the Plan so as to increase the maximum number of shares in the aggregate which are subject to the Plan, (ii) increase the maximum number of shares for which any participant may be granted stock options or awarded restricted stock under the Plan, (iii) change the class of persons eligible to be participants under the Plan, or (iv) materially increase the benefits accruing to participants under the Plan, and (b) the Board may not, without the consent of the holder of a stock option or restricted stock award, change the stock option price or alter or impair any stock option or restricted stock which has been previously granted or awarded under the Plan.

     Unless sooner terminated by the Board of Directors of the Company, the Plan terminates ten years after its adoption by the Board of Directors. Termination will not affect the validity or expiration date of any then outstanding stock option or restricted stock award.

STOCK OPTIONS

     Grant and Exercise of Stock Options. Both Incentive Options and Nonqualified Options may be granted under the Plan. Subject to the following rules, the Committee establishes the price per share for which shares covered by the option may be purchased. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a participant who owns more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Option granted under the Plan (i.e., an option to purchase shares of Common Stock that does not meet the Code's requirements for Incentive Options) must have an exercise price of at least 75% of the fair market value of the shares subject to the option on the date on which the option is granted.

     The Committee is to specify in its grants of stock options the time or times at which such options will be exercisable. At the time of exercise of any option granted pursuant to the Plan, the participant must pay the full option price of all shares purchased in cash or, with the consent of the Committee, in Common Stock or in such other manner as the Committee determines is appropriate. The fair market value of the Common Stock with respect to which Incentive Options are first exercisable in any one calendar year by a participant cannot exceed $100,000.

     Terms of Stock Options. Generally, no stock option granted under the Plan may remain outstanding for more than ten years from the date of grant. With respect to an Incentive Option granted to a participant who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary of the Company, such option will, however, expire not more than five years after the date of the grant.

     Continuation of Employment. Unless the Committee in its discretion determines otherwise, stock options granted under the Plan may be exercised only while a participant is an employee of the Company or a Subsidiary. If the participant's employment is terminated, the Committee may, in its discretion and on certain terms and conditions specified in the Plan, extend the period of time in which stock options may be exercised. Nevertheless, no stock option is to be exercisable after its expiration date and a stock option may only be exercised after termination of a participant's employment to the extent that it would have been exercisable on the date of termination of the participant's employment, or to the extent exercisable as a result of the reason for termination of employment.

     The Plan provides that, as a condition to granting a stock option under the Plan, the Committee may require, in its discretion, that the prospective participant agree in writing to remain in the employ of the Company or a Subsidiary for a designated minimum period from the date of the granting of such stock option.

     Sequential Exercise. Successive stock options may be granted to the same participant, whether or not any stock option previously granted to such participant remains unexercised. A stock option may be exercised even though stock options previously granted to such participant remain unexercised.

     Non-Transferability of Stock Options. No stock option granted under the Plan is permitted to be transferred by a participant other than by will or by the laws of descent and distribution, and such stock option will be exercisable, during the lifetime of the participant, only by the participant.

RESTRICTED STOCK

     Subject to the terms of the Plan, the Committee may award shares of restricted stock to participants. Generally, a restricted stock award will not require the payment of any option price by the participant but will call for the transfer of shares to the participant subject to forfeiture, without payment of any consideration by the Company, if the participant's employment terminates during a "restricted period" (which must be at least six months) specified in the award of the restricted stock. If the participant's employment terminates as a result of his or her death or permanent disability, the restricted stock will be released from the restrictions, unless otherwise determined by the Committee. If the participant's employment is terminated by action of the Company or a Subsidiary without cause or by mutual agreement, the Committee may determine that some or all of the shares will be released from the restrictions. Although the participant is not permitted to sell, assign, transfer, pledge, hypothecate or otherwise encumber shares acquired upon the grant of restricted stock during the restricted period, the participant has the right to vote, and receive any dividends payable with respect to, such shares. The Committee may also prescribe other terms and conditions in connection with the award of restricted stock.

     Any stock, securities or other property which a participant receives or is entitled to receive by reason of his or her ownership of restricted shares, including as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by the Company, will, unless otherwise determined by the Committee, be subject to the same restrictions as those applicable to the restricted shares.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Incentive Options. Incentive Options granted pursuant to the Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the Incentive Options or the transfer of shares upon their exercise.

     If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     Nonqualified Options. A participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

     Restricted Stock. A participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

     Withholding Payments. If upon the exercise of a Nonqualified Option or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company or any Subsidiary must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock to be delivered or paid to the participant or the participant must pay such amount to the Company or the Subsidiary to reimburse it for such income tax withholding. The Committee may, in its sole discretion, permit a participant to satisfy such withholding obligations by electing to reduce the number of shares of Common Stock delivered or deliverable to the participant upon exercise of a stock option or award of restricted stock or by electing to tender an appropriate number of shares of Common Stock back to the Company subsequent to exercise of a stock option or award of restricted stock (with such restrictions as the Committee may adopt).

     Limitation on Compensation Deduction. Publicly-held corporations are precluded from deducting compensation paid to certain of their executive officers in excess of $1 million. The employees covered by the $1 million limitation on deductibility of compensation include the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission because the employee is one of the company's four highest compensated employees for the taxable year (other than the chief executive officer). Income from stock options and restricted stock generally is included in an employee's compensation for purposes of the $1 million limitation on deductibility of compensation.

     There is an exception to the $1 million deduction limitation for compensation (including compensation from stock options and restricted stock) paid pursuant to a qualified performance-based compensation plan. Compensation attributable to stock options is deemed to satisfy the qualified performance-based compensation exception if the grant or award is made by a compensation committee comprised of outside directors; the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award.

     If the amount of compensation a covered employee will receive under the grant or award is not based solely on an increase of the value of the stock after the date of the grant (e.g., restricted stock or an option that is granted with an exercise price that is less than the fair market value as of the date of the grant), none of the compensation attributable to the grant or award is qualified performance-based compensation unless the grant or award is made on account of the attainment of a performance goal that has been previously established and approved by the shareholders of the Company.

     The grant of stock options to a participant under the Plan to purchase the Company's stock at fair market value on the date of the grant will be deemed to satisfy the requirements of the performance-based compensation exception and the $1 million deduction limitation will not limit the otherwise deductibility of the compensation paid to covered employees of the Company. However, the issuance of restricted stock or the grant of an option at an exercise price of less than fair market value as of the date of grant will be included in a covered employee's compensation in determining the $1 million deductibility limit.

ACCOUNTING TREATMENT

     Generally, under current accounting rules neither the grant nor the exercise of an Incentive Option or a Nonqualified Option under the Plan requires any charge against earnings, if the exercise price of the option is equal to or in excess of the fair market value of the shares on the date of grant. If the exercise price is below the fair market value of the shares on the date of grant, an earnings charge equal to the difference will be required either at the date of grant or possibly over the term of the option.

     Restricted stock will require a charge against income representing the value of the benefit conferred, which may be spread over the restricted period. Such charge is based on the market value of the stock at the time the shares are transferred to the participant.

OPTION GRANTS

     For information regarding option grants made under the Plan in fiscal 1996, see the table under "Compensation of Executive Officers -- Option Grants in Fiscal 1996" in Part II above.

                IV. SUMMARY OF CHILDTIME LEARNING CENTERS, INC.
                           DIRECTOR STOCK OPTION PLAN

     Pursuant to the Childtime Learning Centers, Inc. Director Stock Option Plan (the "Directors' Plan") 75,000 shares of Common Stock are reserved for the automatic grant of options to directors of the Company who (i) are directors of the Company as of the date the option is granted under the Directors' Plan, and
(ii) are not officers or employees of the Company or of any subsidiary of the Company ("Participants"). The options to be granted under the Directors' Plan are not qualified under Section 422 of the Code. The Directors' Plan provides for the automatic grant of an option to purchase 2,500 shares of Common Stock to each Participant at each annual meeting of the Company's shareholders at which such Participant is elected or remains in office commencing with the 1997 annual meeting. As described in Part I above under "Election of Directors -- Meetings of the Board of Directors and Board Committees and Compensation of Directors", in fiscal 1996 each of the Company's Directors was granted an option to purchase 2,500 shares of Common Stock pursuant to the Directors' Plan.

     The Company believes that the Directors' Plan, as amended, allows the Company to grant appropriate amounts of stock options to new and existing independent directors to attract and retain the services of experienced and knowledgeable independent directors of the Company and to provide additional incentive for such directors to continue to work for the best interests of the Company and its shareholders through an investment interest in the future success of the Company.

     THE MAJOR FEATURES OF THE DIRECTORS' PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE PLAN, A COPY OF WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1 AND MAY BE OBTAINED FROM THE COMPANY OR THE SEC. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN THEM IN THE DIRECTORS' PLAN.

ADMINISTRATION

     The Directors' Plan will be administered by Board of Directors of the Company. Subject to the provisions of the Directors' Plan, the Board is authorized to interpret the Directors' Plan, to promulgate, amend and rescind rules and regulations relating to the Directors' Plan, and to make all other determinations necessary or advisable for its administration.

SHARES SUBJECT TO GRANT

     Under the Directors' Plan, as amended, the maximum number of shares of Common Stock with respect to which stock options may be granted is 75,000 shares. Shares covered by cancelled or expired options under the Directors' Plan are again available for option and sale under the Directors' Plan.

     In the event of a change in the Common Stock through a stock dividend, merger, consolidation, recapitalization, reclassification, reorganization, split-up, combination of shares, statutory share exchange, or otherwise, the number, price and kind of the shares available for option and of the shares subject to any option, and the number and kind of shares subject to each option to be granted under the Directors' Plan, will be appropriately adjusted. The Company will not be required to issue fractional shares pursuant to the Directors' Plan.

GRANT AND EXERCISE OF STOCK OPTIONS

     Grant of Stock Options. Only Nonqualified Options (stock options which do not constitute "incentive stock options" within the meaning of Section 422 of the Code) may be granted under the Directors' Plan. The exercise price of each option granted under the Directors' Plan is equal to 100% of the fair market value of the stock on the date of grant.

     Each director of the Company who was not an officer or employee of the Company or of any subsidiary and who was a Participant, was automatically granted a Nonqualified Option to purchase 2,500 shares of Common Stock upon consummation of the Company's public offering of its Common Stock (the "Public Offering"). Each director who was appointed to the Board within six months after the Public Offering was automatically granted a Nonqualified Option to purchase 2,500 shares of Common Stock upon such appointment. In addition, each Participant will be automatically granted an option to purchase 2,500 shares of Common Stock at each annual meeting of the Company's shareholders at which such Participant is elected or remains in office commencing with the 1997 annual meeting. The grants are subject to a sufficient number of shares being available under the Directors' Plan, and will not be made in a particular year unless sufficient shares are available under the Directors' Plan to make all option grants required for that year.

     At the time of exercise of any option granted under the Directors' Plan, the optionee must pay the full option price for all shares purchased (a) in cash or, (b) with the consent of the Board, in its sole discretion, (i) in Common Stock, or (ii) by delivery of irrevocable instructions to a stockbroker to promptly deliver to the stockbroker full payment of the option price of the shares from the proceeds of the stockbroker's sale of, or loan against, the shares.

     Term and Vesting of Stock Options. Options granted under the Directors' Plan are 100% exercisable on the first anniversary of the date of grant and, except as described under the caption "Exercise After Termination of Service", options may be exercised for five years after the date of grant, if not sooner terminated.

     Exercise After Termination of Service. If the service of the Participant as a director of the Company is terminated by the death of the Participant, the option may be exercised within 12 months of the date of death. If the Participant ceases to be a director of the Company for any cause other than death, the Participant will have the right, for a period of 90 calendar days after the date he or she ceases to be a director, to exercise the remaining portion of his or her option. In no event, however, will an option be exercisable after its expiration date.

     Non-Transferability of Stock Options. No option granted under the Directors' Plan may be transferred by a Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and such option is exercisable during the Participant's lifetime only by the Participant.

     Shareholder Rights. No Participant in the Directors' Plan has any of the rights of a shareholder of the Company under any option granted under the Directors' Plan until the actual issuance of shares to the Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as described under the caption "Shares Subject to Grant".

     Change in Control. The Options granted under the Directors' Plan will become immediately exercisable upon occurrence of a "Change in Control". A "Change in Control" is defined as any person or other entity, other than Childcare Associates or KD Partners II, becoming the beneficial owner, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock normally entitled to vote for the election of directors of the Company.

AMENDMENT OR TERMINATION OF THE DIRECTORS' PLAN

     The Board may terminate or amend the Plan in any respect at any time, except that any such amendment may not (i) increase the maximum number of shares in the aggregate which are subject to the Directors' Plan (subject, however, to the anti-dilution provisions of the Directors' Plan), change the definition of "Participant" under the Directors' Plan, change the allotment of shares as provided in the Directors' Plan, change the option price set forth in the Directors' Plan, change the date of grant set forth in the Directors' Plan, or materially increase the benefits accruing to Participants under the Directors' Plan, without approval or ratification of the shareholders of the Company, or
(ii) change the option price or alter or impair any option previously granted under the Directors' Plan, without the consent of the holder of such option.

     In addition, the provisions of the Directors' Plan concerning the Participants in the Directors' Plan, the allotment of shares under the Directors' Plan, the exercise price of options granted under the Directors' Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Unless sooner terminated, the Directors' Plan will terminate on February 6, 2006. The termination of the Directors' Plan will not affect the validity of any option outstanding on the date of termination.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of Nonqualified Options and shares acquired upon the exercise of Nonqualified Options granted under the Directors' Plan (including related withholding payment requirements) are described above under the heading "Summary of Childtime Learning Centers, Inc. 1995 Stock Incentive Plan for Key Employees -- Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The rules governing the accounting treatment of Nonqualified Options are described above under the heading "Summary of Childtime Learning Centers, Inc. 1995 Stock Incentive Plan for Key Employees -- Accounting Treatment."

                                V. OTHER MATTERS

OTHER PROPOSALS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal which is intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335, by April 16, 1997.

AUDITORS

     The Board of Directors has selected Coopers & Lybrand LLP to serve as the Company's independent auditors for fiscal 1996. Coopers & Lybrand LLP has served in such capacity since July 1990. Representatives from Coopers & Lybrand LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

                                          By Order of the Board of Directors

                                          MICHAEL M. YEAGER
                                          Secretary

Dated: July 15, 1996

PROXY                                                                   PROXY

                        CHILDTIME LEARNING CENTERS, INC.

              Proxy Solicited on Behalf of The Board of Directors
            For The Annual Meeting of Stockholders - August 14, 1996

     The undersigned appoints Harold A. Lewis and Michael M. Yeager, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Childtime Learning Centers, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on August 14, 1996, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/
                                                  CHILDTIME LEARNING CENTERS, INC.
[                                                                                                                                  ]


                                                               For All
1. Election of Directors                        For  Withheld  Except
   Jason K. Feld                                / /    / /      / /        ______________________________
   James W. Geisz                                                          (Except Nominee written above)







                                                                                                      Dated: ________________, 1996
                                                                                       Signature(s) _______________________________
                                                                                       ____________________________________________
                                                                                       Please sign exactly as your name(s) appear(s)
                                                                                       on this Proxy. Joint owners should indicate
                                                                                       capacity in which they are signing. Trustees,
                                                                                       Executors, etc. should indicate capacity in
                                                                                       which they are signing.